UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

MARATHON PATENT GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

001-36555
Commission File No.

01-0949984
(I.R.S. Employer Identification Number)

11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025
 (Address of principal executive offices)

(703) 232-1701
 (Registrant’s telephone number, including area code)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in its Current Report on Form 8-K filed on October 14, 2014, Marathon Patent Group, Inc. (the “Company”) accepted subscriptions for an aggregate of $5,500,000 of principal amount of convertible notes (the “Notes”) along with two-year warrants (the “Warrants”, and collectively with the Notes, the “Securities”) to purchase 128,333 shares of the Company’s common stock, par value $0.0001 per share  (the “Common Stock”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”).

On October 16, 2014, the Company accepted additional subscriptions for an aggregate of $50,000 of principal amount of Notes and Warrants to purchase 1,166 shares of Common Stock pursuant to the Securities Purchase Agreement and closed the transactions as contemplated in the Securities Purchase Agreement.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth in Item 1.01 and Item 2.03 above is hereby incorporated by reference.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of the provisions of Section 4(a)(2) and Regulation D (Rule 506) thereunder, and the corresponding provisions of state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Patent Group, Inc.

Date: October 21, 2014	By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer